Exhibit 99.2

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements have been prepared in accordance with US GAAP and S-X Article 11 to provide pro forma information with regards to certain real estate acquisitions and financing transactions, as applicable.

On November 11, 2019, MHP Pursuits LLC, a wholly-owned subsidiary of Manufactured Housing Properties Inc., a Nevada corporation (the “Company”), entered into a purchase and sale agreement (the “Purchase Agreement”) with The ARC Investment Trust, a South Carolina trust (“ARC”), for the asset purchase of 5 manufactured housing communities located in South Carolina and totaling 181 sites for a total purchase price of $6.5 million, of which $4.9 million will be attributed to the value of the land value and improvements and $1.6 million will be attributed to manufactured houses and closing cost. Closing of the Purchase Agreement was completed on December 20, 2019 and the Company’s newly formed wholly owned subsidiary, ARC MHP LLC, purchased the assets. The transaction will be accounted for as an asset acquisition.

The accompanying unaudited pro forma consolidated statements of operations of the Company are presented for the year ended December 31, 2018 and the nine months ended September 30, 2019 and include certain pro forma adjustments to illustrate the estimated effect of the Company’s acquisition described above.

This unaudited pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company’s financial results as if the transactions reflected herein had occurred on the date or been in effect during the period indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company's financial results in the future and should be read in conjunction with the Company's financial statements.

MANUFACTURED HOUSING PROPERTIES INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2018

	Historical	Acquisition	Adjustment			Pro Forma
Revenue
Rental and related income	$2,000,312	$1,168,747	$			$3,169,059
Total revenues	2,000,312	1,168,747				3,169,059

Community operating expenses
Repair and maintenance	135,131	210,547				345,678
Real estate taxes	81,024	86,182				167,206
Utilities	149,516	127,553				277,069
General and administrative expense	310,710	159,979				470,689
Depreciation and amortization expense	534,290	-		310,137	(a)	844,427
Interest expense	1,001,455	-		293,436	(b)	1,294,891
Corporate compensation expenses, including stock based compensation of $59,000	1,030,527	-				1,030,527
Total expenses	3,242,653	584,261				4,430,487

Net income (loss) before provision for income taxes	(1,242,341)	584,486				(1,261,428)

Provision for income taxes	8,286	-				8,286
Net income (loss)	$(1,250,627)	$584,486				(1,269,714)

Net income (loss) noncontrolling interest	45,766	-				45,766

Net income (loss) attributable to the Company	$(1,296,393)	$584,486				$(1,315,480)

Weighted average loss per share - basic and fully diluted						$(0.13)

Weighted averages shares - basic and fully diluted						10,100,747

(a)	Adjustment to recognize depreciation expense on the investment property and amortization expense on the acquisition costs.

(b)	Adjustment to recognize the interest expense on the outstanding debt issued for the purchase of investment property.

MANUFACTURED HOUSING PROPERTIES INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019

	Historical	Acquisition	Adjustment			Pro Forma
Revenue
Rental and related income	$1,983,283	$897,845	$			$2,881,128
Total revenues	1,983,283	897,845				2,881,128

Community operating expenses
Repair and maintenance	160,621	132,725				293,346
Real estate taxes	110,660	65,726				176,386
Utilities	130,744	91,094				221,838
General and administrative expense	274,203	126,674				400,877
Depreciation and amortization expense	496,966			232,603	(a)	729,569
Interest expense	1,076,254	-		220,077	(b)	1,296,331
Corporate compensation expenses, including stock based compensation of $59,000	587,463	-				587,463
Refinancing cost	552,272	-				552,272
Total expenses	3,389,183	416,219				4,258,082

Net income (loss) before provision for income taxes	(1,405,900)	481,626				(1,376,954)

Preferred stock dividends	90,834	-				90,834
Provision for income taxes	-	-				-
Net income (loss)	$(1,496,734)	$481,626				(1,467,788)

Net income (loss) noncontrolling interest	-	-				-

Net income (loss) attributable to the Company	$(1,496,734)	$481,626				$(1,467,788)

Weighted average loss per share - basic and fully diluted						$(0.12)

Weighted average shares - basic and fully diluted						12,738,962

(a)	Adjustment to recognize depreciation expense on the investment property and amortization expense on the acquisition costs.

(b)	Adjustment to recognize the interest expense on the outstanding debt issued for the purchase of investment property.

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